Exhibit 4.2

CERTIFICATE OF DISSOLUTION

OF

SYCAMORE NETWORKS, INC.

Pursuant to Section 275 of the General

Corporation Law of the State of Delaware

Sycamore Networks, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is Sycamore Networks, Inc.

SECOND: The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State is February 17, 1998.

THIRD: The dissolution of the Corporation was authorized by the Board of Directors on October 22, 2012 and by the stockholders of the Corporation on January 29, 2013.

FOURTH: The dissolution of the Corporation has been authorized by the Board of Directors and by a majority of the stockholders of the Corporation entitled to vote on a dissolution, in accordance with subsections (a) and (b) of Section 275 of the General Corporation Law of the State of Delaware.

FIFTH: The respective names and addresses of the directors and officers of the Corporation are as follows:

DIRECTORS

NAME	ADDRESS

Gururaj Deshpande (Chairman)	220 Mill Road, Chelmsford, MA 01824

Daniel E. Smith	220 Mill Road, Chelmsford, MA 01824

Robert E. Donahue	220 Mill Road, Chelmsford, MA 01824

Craig R. Benson	220 Mill Road, Chelmsford, MA 01824

John W. Gerdelman	220 Mill Road, Chelmsford, MA 01824

OFFICERS

NAME	TITLE	ADDRESS

Daniel E. Smith	President and Chief Executive Officer	220 Mill Road Chelmsford, MA 01824

Paul F. Brauneis	Vice President of Finance and Administration, Chief Financial Officer and Treasurer	220 Mill Road Chelmsford, MA 01824

Kevin J. Oye	Vice President, Systems and Technology	220 Mill Road Chelmsford, MA 01824

Alan R. Cormier	General Counsel and Secretary	220 Mill Road Chelmsford, MA 01824

Anthony Petrillo	Assistant Secretary	220 Mill Road Chelmsford, MA 01824

SIXTH: This Certificate of Dissolution shall become effective as of 5:00 p.m. Eastern Time on March 7, 2013.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Certificate of Dissolution has been executed this 7th day of March, 2013.

SYCAMORE NETWORKS, INC.

By:	/s/ Daniel E. Smith
	Name:	Daniel E. Smith
	Title:	President and Chief Executive Officer